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                                                                    EXHIBIT 23.1

The Board of Directors
Rackspace, Ltd.

When certain of the transactions referred to in note 7 of the Notes to Financial Statements have been consummated, we will be in a position to render the following consent.

                                          /s/ KPMG LLP

San Antonio, Texas
March 27, 2000

                         INDEPENDENT AUDITORS' CONSENT

The Board of Directors
Rackspace, Ltd.

We consent to the use of our report included herein and to the references to our firm under the headings "Experts" and "Selected Financial Data" in the prospectus.

San Antonio, Texas
March 27, 2000